UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2016

Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-08185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

235 E. Main Street Midland, Michigan (Address of Principal Executive Offices)	48640 (Zip Code)

Registrant's telephone number, including area code:  (989) 839-5350

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On August 10, 2016, Chemical Financial Corporation ("Chemical") issued the press release attached as Exhibit 99.1 to this Form 8-K, which is here incorporated by reference. The information under this Item 7.01 and the Exhibit are furnished to, and not filed with, the Commission.

Item 8.01	Other Events.

Chemical Financial Corporation ("Chemical") and Talmer Bancorp, Inc. ("Talmer") entered into an Agreement and Plan of Merger ("Merger Agreement") between Chemical and Talmer, dated as of January 25, 2016, pursuant to which Talmer will merge with and into Chemical (the "Merger"). The Merger Agreement is described in more detail in Chemical's Current Report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2016.

Chemical received regulatory approvals of the Merger from the State of Michigan Department of Insurance and Financial Services on August 2, 2016, and the Board of Governors of the Federal Reserve System on August 8, 2016. Chemical and Talmer previously received approval of the Merger from their respective shareholders. Chemical and Talmer expect that the closing of the Merger will occur on August 31, 2016. Completion of the Merger remains subject to the satisfaction of customary closing conditions.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits:

		99.1	Press Release dated August 10, 2016. The Exhibit is furnished to, and not filed with, the Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 10, 2016	CHEMICAL FINANCIAL CORPORATION (Registrant)

/s/ Lori A. Gwizdala
Lori A. Gwizdala Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated August 10, 2016. The Exhibit is furnished to, and not filed with, the Commission.